Exhibit 99.1

Oncobiologics Secures Additional Funding

Cranbury, NJ – April 17, 2017 — Oncobiologics, Inc. (NASDAQ: ONS), a clinical-stage biopharmaceutical company focused on identifying, developing, manufacturing and commercializing complex monoclonal antibody (mAb) biosimilar therapeutics, today announced that it has amended its Note and Warrant Purchase Agreement dated December 22, 2016 (the “NWPA”) and issued additional senior secured promissory notes that bear interest at a rate of 5.0% per year and mature on the one-year anniversary of the NWPA (the “Notes”) and 5-year warrants to purchase shares of its common stock at an exercise price of $3.00 per share (the “Warrants”) in connection therewith.

Under the amended NWPA, on April 13, 2017 Oncobiologics issued an additional $3.5 million aggregate principal amount of Notes and an additional 1,165,500 Warrants. Oncobiologics may issue up to $1.5 million of additional Notes and 499,500 Warrants in additional closings over 180 days from the original date of NWPA without approval of holders of the Notes.

Oncobiologics will use the proceeds from the sale of the additional Notes and Warrants for working capital purposes and to support ongoing development work as it pursues strategic opportunities.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Oncobiologics, Inc. and its BioSymphony™ Platform

Oncobiologics is a clinical-stage biopharmaceutical company focused on identifying, developing, manufacturing and commercializing complex biosimilar therapeutics. Its current focus is on technically challenging and commercially attractive monoclonal antibodies (mAbs) in the disease areas of immunology and oncology. Oncobiologics is advancing its pipeline of eight biosimilar products, two of which are currently in clinical development. Led by a team of biopharmaceutical experts, Oncobiologics operates from an in-house state-of-the-art fully integrated research and development, and manufacturing facility in Cranbury, New Jersey. Oncobiologics employs its BioSymphony™ Platform to address the challenges of biosimilar development and commercialization by developing high quality mAb biosimilars in an efficient and cost-effective manner on an accelerated timeline. For more information, please visit www.oncobiologics.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include statements about the amount of additional senior notes and warrants Oncobiologics may issue. Although Oncobiologics believes that it has a reasonable basis for forward-looking statements contained herein, it cautions you that they are based on current expectations about future events affecting Oncobiologics and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. Therefore, they may cause its actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Oncobiologics does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Oncobiologics:	Lawrence A. Kenyon
Chief Financial Officer
LawrenceKenyon@oncobiologics.com

Media & Investors:	Alex Fudukidis
Russo Partners, LLC
alex.fudukidis@russopartnersllc.com